Exhibit 1.1

BOYD GAMING CORPORATION

$250,000,000

7.125% Senior Subordinated Notes due 2016

UNDERWRITING AGREEMENT

dated January 25, 2006

Banc of America Securities LLC

Deutsche Bank Securities Inc.

Underwriting Agreement

January 25, 2006

BANC OF AMERICA SECURITIES LLC

DEUTSCHE BANK SECURITIES INC.

    As Representatives of the several Underwriters

c/o BANC OF AMERICA SECURITIES LLC

9 West 57th Street

New York , NY 10019

Ladies and Gentlemen:

Boyd Gaming Corporation, a Nevada corporation (the “Company”), proposes to issue and sell to the several underwriters named in Schedule A (the “Underwriters”) an aggregate of $250,000,000 in principal amount of its 7.125% Senior Subordinated Notes due 2016 (the “Notes”), subject to the terms and conditions set forth in this Underwriting Agreement (this “Agreement”). Banc of America Securities LLC (“BAS”) and Deutsche Bank Securities Inc. (“DB”) have agreed to act as representatives of the several Underwriters (in such capacity, the “Representatives”) in connection with the offering and sale of the Notes. The Notes are to be issued pursuant to the provisions of a base indenture (the “Base Indenture”), dated as of January 25, 2006, as supplemented by a supplemental indenture (the “Supplemental Indenture” and, together with the Base Indenture, the “Indenture”), to be dated as of the Closing Date (as defined below), between the Company and Wells Fargo Bank, National Association, as trustee (the “Trustee”).

The Company hereby confirms its engagement of BAS as, and BAS hereby confirms its agreement with the Company to render services as, a “qualified independent underwriter,” within the meaning of Section (b)(15) of Conduct Rule 2720 of the NASD, Inc. (the “NASD”) with respect to the offering and sale of the Notes. BAS, solely in its capacity as the qualified independent underwriter and not otherwise, is referred to herein as the “QIU.” BAS will not receive any compensation for serving as the QIU. The price at which the Notes will be sold to the public shall not be higher than the maximum price recommended by the QIU.

The Company hereby confirms its agreement with the Underwriters as follows:

SECTION 1. Representations and Warranties of the Company.

The Company hereby represents, warrants and covenants to each Underwriter as follows:

(a) The Company has prepared and filed with the Securities and Exchange Commission (the “Commission”) a registration statement on Form S-3 (File No. 333-130404), which contains a base prospectus (the “Base Prospectus”), to be used in connection with the public offering and sale of the Notes. Such registration statement, as amended, including the financial statements, exhibits and schedules thereto, in the form in which it was declared or is deemed effective by the Commission for purposes of Section 11 of the Securities Act of 1933 and the rules and regulations promulgated thereunder (collectively, the “Securities Act”), as such section applies to the Underwriters, including any required information deemed to be a part thereof at the time of effectiveness pursuant to Rule 430B under the Securities Act or the Securities Exchange Act of 1934 and the rules and regulations promulgated thereunder (collectively, the “Exchange Act”), is called the “Registration Statement.” Any preliminary prospectus supplement to the Base Prospectus that describes the Notes and the offering thereof and is used prior to filing of the final prospectus is called, together with the Base Prospectus, a “preliminary prospectus.” The term “Prospectus” shall mean the final prospectus relating to the Notes that is first filed pursuant to Rule 424(b) after the date and time that this Agreement is executed and delivered by the parties hereto (the “Execution Time”). Any reference herein to the Registration Statement, any preliminary prospectus or the Prospectus shall be deemed to refer to and include the documents incorporated by reference therein pursuant to Item 12 of Form S-3 under the Securities Act; any reference to any amendment or supplement to any preliminary prospectus or the Prospectus shall be deemed to refer to and include any documents filed after the date of such preliminary prospectus or Prospectus, as the case may be, under the Exchange Act, and incorporated by reference in such preliminary prospectus or Prospectus, as the case may be; and any reference to any amendment to the Registration Statement shall be deemed to refer to and include any annual report of the Company filed pursuant to Section 13(a) or 15(d) of the Exchange Act after the effective date of the Registration Statement that is incorporated by reference in the Registration Statement.

(b) Compliance with Registration Requirements. The Registration Statement became effective upon filing with the Commission under the Securities Act. No stop order suspending the effectiveness of the Registration Statement is in effect and no proceedings for such purpose have been instituted or are pending or, to the knowledge of the Company, are contemplated or threatened by the Commission.

Each preliminary prospectus and the Prospectus when filed complied or will comply in all material respects with the Securities Act and the rules thereunder and, if filed by electronic transmission pursuant to EDGAR (except as may be permitted by Regulation S-T under the Securities Act), was or will be identical to the copy thereof delivered to the Underwriters for use in connection with the offer and sale of the Notes. Each of the Registration Statement and any post-effective amendment thereto, at the time it became effective and at the date hereof, complied and will comply in all material respects with the Securities Act and did not and will not contain any untrue statement of a material fact or omit to state a material fact required to be stated therein or necessary in order to make the statements therein not misleading. The Prospectus, as amended or supplemented, as of its date, at the time of any filing pursuant to Rule 424(b) under the Securities Act and at the Closing Date (as defined herein), will not contain any untrue statement of a material fact or omit to state a material fact necessary in order to make the statements therein, in the light of the circumstances under which they were made, not misleading. The representations and warranties set forth in the two immediately preceding sentences do not apply to statements in or omissions from the Registration Statement or any post-effective amendment thereto, or the Prospectus, or any amendments or supplements thereto, made in reliance upon and in conformity with information relating to any Underwriter furnished to the Company in writing by the Representatives expressly for use therein, it being understood and agreed that the only such information furnished by the Representatives consists of the information described as such in Section 7 hereof. There is no contract or other document required to be described in the Prospectus or to be filed as an exhibit to the Registration Statement that has not been described or filed as required.

The documents incorporated by reference in the Prospectus, when they became effective or were filed with the Commission, as the case may be, conformed in all material respects to the requirements of the Securities Act or the Exchange Act, as applicable. Any further documents so filed and incorporated by reference in the Prospectus or any further amendment or supplement thereto, when such documents become effective or are filed with the Commission, as the case may be, will conform in all material respects to the requirements of the Securities Act or the Exchange Act, as applicable.

(c) Disclosure Package. The term “Disclosure Package” shall mean (i) the Base Prospectus as supplemented by the preliminary prospectus supplement dated January 25, 2006 relating to the Notes and filed by the Company with the Commission under Rule 424(b) of the Securities Act on such date, (ii) the issuer free writing prospectuses as defined in Rule 433 of the Securities Act (each, an “Issuer Free Writing Prospectus”), if any, identified in Schedule B hereto and (iii) any other free writing prospectus that the parties hereto shall hereafter expressly agree in writing to treat as part of the Disclosure Package. As of 4:00 pm (Eastern time) on the date of this Agreement (the “Initial Sale Time”), the Disclosure Package did not contain any untrue statement of a material fact or omit to state any material fact necessary in order to make the statements therein, in the light of the circumstances under which they were made, not misleading. The preceding sentence does not apply to statements in or omissions from the Disclosure Package based upon and in conformity with written information furnished to the Company by any Underwriter through the Representatives specifically for use therein, it being understood and agreed that the only such information furnished by or on behalf of any Underwriter consists of the information described as such in Section 7 hereof.

(d) Company Not Ineligible Issuer. (i) At the earliest time after the filing of the Registration Statement relating to the Notes that the Company or another offering participant made a bona fide offer (within the meaning of Rule 164(h)(2) of the Securities Act) and (ii) as of the date of the execution and delivery of this Agreement (with such date being used as the determination date for purposes of this clause (ii)), the Company was not and is not an Ineligible Issuer (as defined in Rule 405 of the Securities Act), without taking account of any determination by the Commission pursuant to Rule 405 of the Securities Act that it is not necessary that the Company be considered an Ineligible Issuer.

(e) Issuer Free Writing Prospectuses. Each Issuer Free Writing Prospectus does not include any information that conflicts with the information contained in the Registration Statement, including any document incorporated by reference therein that has not been superseded or modified. The foregoing sentence does not apply to statements in or omissions from any Issuer Free Writing Prospectus based upon and in conformity with written information furnished to the Company by any Underwriter through the Representatives specifically for use therein, it being understood and agreed that the only such information furnished by any Underwriter consists of the information described as such in Section 7 hereof.

(f) Accuracy of Statements in Prospectus. The statements in each of the Disclosure Package and the Prospectus under the headings “Material United States Federal Income Tax Considerations” and “Governmental Gaming Regulation,” insofar as such statements summarize legal matters, agreements, documents or proceedings discussed therein, are accurate and fair summaries of such legal matters, agreements, documents or proceedings.

(g) Distribution of Offering Material By the Company. The Company has not distributed and will not distribute, prior to the later of the Closing Date and the completion of the Underwriters’ distribution of the Notes, any offering material in connection with the offering and sale of the Notes other than a preliminary prospectus, the Prospectus, any Issuer Free Writing Prospectus reviewed and consented to by the Representatives or included in Schedule B hereto or the Registration Statement.

(h) The Underwriting Agreement. This Agreement has been duly authorized, executed and delivered by, and is a valid and binding agreement of, the Company, enforceable against the Company in accordance with its terms (subject to applicable bankruptcy, moratorium or other laws affecting creditors’ rights generally from time to time in effect, and to equitable principles which may limit the right to obtain the remedy of specific performance or other injunctive relief).

(i) The Indenture. The Indenture has been duly authorized by the Company and, on the Closing Date, will have been validly executed and delivered by the Company. When the Indenture has been duly executed and delivered by the Company, and assuming due authorization, execution and delivery of the Indenture by the Trustee, the Indenture will be a valid and binding agreement of the Company, enforceable against the Company in accordance with its terms (subject to applicable bankruptcy, moratorium or other laws affecting creditors’ rights generally from time to time in effect, and to equitable principles which may limit the right to obtain the remedy of specific performance or other injunctive relief, and except to the extent the waivers contained in Section 4.05 of the Indenture may be deemed unenforceable). The Indenture is required to be qualified under the Trust Indenture Act of 1939, as amended (the “TIA” or “Trust Indenture Act”) and on the Closing Date, the Indenture will conform in all material respects to the requirements of the TIA, and the rules and regulations of the Commission applicable to an indenture which is qualified thereunder.

(j) Authorization of the Notes. The Notes have been duly authorized and, on the Closing Date, will have been validly executed and delivered by the Company. When the Notes have been issued, executed and authenticated in accordance with the provisions of the Indenture, and delivered to and paid for by the Underwriters in accordance with the terms of this Agreement, the Notes will be entitled to the benefits of the Indenture and will be valid and binding obligations of the Company, enforceable in accordance with their terms (subject to applicable bankruptcy, moratorium or other laws affecting creditors, rights generally from time to time in effect, and to equitable principles which may limit the right to obtain the remedy of specific performance or other injunctive relief, and except to the extent the waivers contained in Section 4.05 of the Indenture may be deemed unenforceable). On the Closing Date, the terms of the Notes will conform as to legal matters to the description thereof contained in the Disclosure Package and the Prospectus.

(k) No Applicable Registration or Other Similar Rights. There are no persons with registration or other similar rights to have any equity or debt securities registered for sale under the Registration Statement or included in the offering contemplated by this Agreement, except for such rights as have been duly waived.

(l) No Material Adverse Change. Since the respective dates as of which information is given in the Disclosure Package and the Prospectus, other than as set forth in the Disclosure Package and the Prospectus (exclusive of any amendments or supplements thereto subsequent to the date of this Agreement), (i) there has not occurred any material adverse change or any development involving a prospective material adverse change in the condition (financial or otherwise), earnings, business, or operations of the Company and its subsidiaries, taken as a whole (a “Material Adverse Change”), (ii) there has not been any material adverse change or any development involving a prospective material adverse change in the capital stock or in the long-term debt of the Company or any of its subsidiaries and (iii) neither the Company nor any of its subsidiaries has incurred any material liability or obligation, direct or contingent.

(m) Independent Accountants. Each of Deloitte & Touche LLP and PricewaterhouseCoopers LLC, who have expressed their opinion with respect to the financial statements (which term as used in this Agreement includes the related notes thereto) and supporting schedules filed with the Commission as a part of the Registration Statement and included in the Disclosure Package and the Prospectus, are independent registered public accounting firms with respect to the Company and Coast Casinos, Inc., a Nevada corporation (“Coast”), respectively, as required by the Securities Act and the Exchange Act.

(n) Preparation of the Company Financial Statements. The historical financial statements, together with related schedules and notes forming part of the Disclosure Package and the Prospectus (and any amendment or supplement thereto), present fairly the consolidated financial position, results of operations and cash flows of the Company and its subsidiaries, on the basis stated in the Disclosure Package and the Prospectus at the respective dates or for the respective periods to which they apply; such statements and related schedules and notes have been prepared in accordance with generally accepted accounting principles consistently applied throughout the periods involved, except as disclosed therein; and the selected consolidated financial data set forth in the Disclosure Package and the Prospectus (and any amendment or supplement thereto) are, in all material respects, accurately presented and prepared on a basis consistent with such financial statements and the books and records of the Company. No other financial statements or supporting schedules are required to be included or incorporated by reference in the Disclosure Package or the Prospectus. The unaudited pro forma condensed financial statements of the Company and its subsidiaries, including Coast, and the related notes thereto incorporated by reference in each of the preliminary prospectus, the Prospectus and the Registration Statement present fairly the information contained therein, have been prepared in accordance with the Commission’s rules and guidelines with respect to pro forma financial statement and have been properly presented on the basis described therein, and the assumptions used in the preparation thereof are reasonable and the adjustments used therein are appropriate to give effect to the transactions and circumstances referred to therein.

(o) Preparation of the Coast Financial Statements. To the knowledge of the Company, the historical financial statements, together with related schedules and notes forming part of the Disclosure Package and the Prospectus (and any amendment or supplement thereto), present fairly the consolidated financial position, results of operations and cash flows of Coast and its subsidiaries on the basis stated in the Disclosure Package and the Prospectus at the respective dates or for the respective periods to which they apply; such statements and related schedules and notes have been prepared in accordance with generally accepted accounting principles consistently applied throughout the periods involved, except as disclosed therein; and the selected consolidated financial data and summary financial data set forth in the Disclosure Package and the Prospectus (and any amendment or supplement thereto) are, in all material respects, accurately presented and prepared on a basis consistent with such financial statements.

(p) Ratio of Earnings to Fixed Charges. The Company’s ratios of earnings to fixed charges set forth in each of the preliminary prospectus and the Prospectus under the caption “Ratio of Earnings to Fixed Charges” and in Exhibit 12 to the Registration Statement have been calculated in compliance with Item 503(d) of Regulation S-K under the Securities Act.

(q) Incorporation and Good Standing of the Company and its Subsidiaries. Each of (i) the Company, (ii) all the Company’s subsidiaries identified on Schedule C hereto (the “Significant Subsidiaries”), (iii) Marina District Development Company, LLC and (iv) Marina District Development Holding Co., LLC, has been duly incorporated or organized, as applicable, and is validly existing as a corporation, limited liability company or partnership, as applicable, in good standing under the laws of the jurisdiction of its incorporation or organization, as applicable, and has the corporate, limited liability company or partnership, as applicable, power and authority (x) to carry on its business as described in the Disclosure Package and the Prospectus, (y) to own, lease and operate its properties and (z) in the case of the Company, to enter into and perform its obligations under this Agreement. Each of (i) the Company (ii) the Significant Subsidiaries, (iii) Marina District Development Company, LLC and (iv) Marina District Development Holding Co., LLC is duly qualified and is in good standing as a foreign corporation, limited liability company or partnership, as applicable, authorized to do business in each jurisdiction in which the nature of its business or its ownership, leasing or operation of property require such qualification, except for where the failure to be so qualified or to be in good standing would not result in a Material Adverse Change.

The entities listed on Schedule C hereto are the only “significant subsidiaries” (as defined in Rule 1-02(w) of Regulation S-X promulgated under the Securities Act) that are currently conducting business, direct or indirect, of the Company. All of the outstanding shares of capital stock, membership interests or partnership interests, as applicable, of each of the Company’s Significant Subsidiaries have been duly authorized and validly issued and, with respect to subsidiaries which are corporations, such outstanding shares of capital stock are fully paid and non-assessable, and are owned by the Company, directly or indirectly through one or more subsidiaries, free and clear of any security interest, mortgage, pledge, lien, encumbrance or claim (each, a “Lien”). The Company’s 50% membership interests in Marina District Development Company, LLC and Marina District Development Holding Co., LLC have been duly authorized and validly issued and are fully paid and non-assessable, and are owned by the Company, indirectly through Boyd Atlantic City, Inc, its wholly-owned subsidiary, free and clear of any Lien.

(r) Capital Stock Matters. All issued and outstanding shares of the Company’s common stock, par value $0.01 per share, have been duly authorized and validly issued, are fully paid and non-assessable, and are not subject to any preemptive or similar rights.

(s) Non-Contravention of Existing Instruments; No Further Authorizations or Approvals Required. Neither the Company nor any of its subsidiaries is (i) in violation of its respective charter, by-laws, or other similar formation or organizational documents, (ii) in default (or, with the giving of notice or lapse of time, would be in default) in the performance of any obligation, agreement, covenant or condition contained in any indenture, mortgage, loan or credit agreement, deed of trust, note, contract, franchise, lease or other agreement, obligation, condition, covenant or instrument (including, without limitation, the Company’s 8.75% Senior Subordinated Notes due 2012, the Company’s 7.75% Senior Subordinated Notes due 2012, the Company’s 6.75% Senior Subordinated Notes due 2014 or any of their respective Indentures, and the Credit Agreement dated as of May 20, 2004 and as amended effective June 30, 2005, among the Company and certain commercial lending institutions thereto) (each, an “Existing Instrument”) that is material to the Company and its subsidiaries, taken as a whole, to which the Company or any of its subsidiaries is a party or by which the Company or any of its subsidiaries or their respective property is bound or (iii) in violation of any statute, law, rule, regulation, judgment, order or decree of any court, regulatory body, administrative agency, governmental body, arbitrator or other authority having jurisdiction over the Company or such subsidiary or any of its properties, as applicable, except for such violation or default which, individually or in the aggregate, would not result in a Material Adverse Change. The execution, delivery and performance of this Agreement and the Indenture by the Company, compliance by the Company with all provisions hereof and thereof and the consummation of the transactions contemplated hereby and thereby and by the Disclosure Package and the Prospectus, including the issuance of the Notes and the use of proceeds therefrom in the manner set forth under the caption “Use of Proceeds” in the Disclosure Package and the Prospectus, will not (u) require any consent, approval, authorization or other order of, or qualification with, any court or governmental body or agency (except (A) such as have been obtained from Gaming Authorities (as defined herein) or will be obtained from the Gaming Authorities, as contemplated in Section 1(u) hereof and (B) such as have been obtained or made by the Company and are in full force and effect under the Securities Act, applicable state securities or Blue Sky laws of the various states and from the NASD), (v) conflict with or constitute a breach of any of the terms or provisions of, or a default (or, with the giving of notice or lapse of time, would be in default) under, any Existing Instrument (except for any conflict with or breach of the Credit Facility (as defined below) which may be deemed to occur prior to the receipt of the consent of Bank of America, N.A., as administrative agent under the Credit Facility as required by Section 1.1 thereof), (w) conflict with or violate any of the provisions of the charter, by-laws or other similar formation or organizational documents of the Company or any of its subsidiaries, (x) violate or conflict with any applicable law or any rule, regulation, judgment, order or decree of any court or any governmental body or agency having jurisdiction over the Company, any of its subsidiaries or their respective property, (y) result in the imposition or creation of (or the obligation to create or impose) a Lien under, any agreement or instrument to which the Company or any of its subsidiaries is a party or by which the Company or any of its subsidiaries or their respective property is bound, or (z) result in the termination, suspension or revocation of any Authorization (as defined herein) of the Company or any of its subsidiaries or result in any other impairment of the rights of the holder of any such Authorization; except, in the case of clauses (u), (v), (x), (y) and (z), for any such conflict, breach, default, Lien, termination or failure to obtain such consent, approval or authorization which, individually or in the aggregate, would not result in a Material Adverse Change.

(t) No Material Actions or Proceedings. Except as otherwise disclosed in the Disclosure Package and the Prospectus, there are no legal or governmental actions, suits or proceedings pending, or to the knowledge of the Company, threatened to which the Company or any of its subsidiaries is or, to the knowledge of the Company, could be a party or to which any of their respective property is or could be subject, which could likely result, singly or in the aggregate, in a Material Adverse Change.

(u) Labor Matters. Except as otherwise disclosed in the Disclosure Package and the Prospectus, there is no (i) significant unfair labor practice complaint, grievance or arbitration proceeding pending or threatened against the Company or any of its subsidiaries before the National Labor Relations Board or any state or local labor relations board, (ii) strike, labor dispute, slowdown or stoppage pending or threatened against the Company or any of its subsidiaries or (iii) union representation question existing with respect to the employees of the Company or any of its subsidiaries, except for such as which, singly or in the aggregate, would not result in a Material Adverse Change. Except as otherwise disclosed in the Disclosure Package and the Prospectus, to the knowledge of the Company, no official collective bargaining organizing activities are taking place with respect to the Company or any of its subsidiaries which, if successful, would in the aggregate result in a Material Adverse Change.

(v) All Necessary Permits, etc. Each of the Company and its subsidiaries possesses such licenses, certificates, authorizations, approvals, franchises, permits or other rights (including all building permits and all authorizations from the Nevada Gaming Commission, the Nevada State Gaming Control Board, the Louisiana Gaming Control Board, the Louisiana State Racing Commission, the Mississippi Gaming Commission, the Illinois Gaming Board, the New Jersey Casino Control Commission, the Indiana Gaming Commission and any other agency which has, or may at any time have, jurisdiction over the gaming activities of the Company or any of its subsidiaries or any successor to such authority (collectively, the “Gaming Authorities”), as applicable) issued by the appropriate Federal, state or other governmental agencies or bodies as are currently necessary (i) to conduct the business now operated by it in all material respects and (ii) for the Company to execute, deliver and perform this Agreement and the Indenture and to consummate the transactions contemplated hereby and thereby (collectively, the “Authorizations”), except, with respect to this clause (ii), for any notification requirements which may be required by any Gaming Authority, if the failure to comply therewith would not result in a Material Adverse Change or materially adversely affect the consummation of the transactions contemplated hereby. Except as described in the Disclosure Package and the Prospectus, neither the Company nor any of its subsidiaries has received any notice of proceedings or has any reason to believe proceedings are pending or contemplated, relating to the revocation or modification of any such Authorization which, singly or in the aggregate, if the subject of any unfavorable decision, ruling or finding, could reasonably be expected to result in a Material Adverse Change; except as described in the Disclosure Package and the Prospectus, to the knowledge of the Company, neither any Gaming Authority nor any other governmental agencies are investigating the Company, any of its subsidiaries or any related parties, other than ordinary course administrative reviews, reviews in connection with the issuance of or application for new gaming licenses or any ordinary course review of the transactions contemplated hereby and by the Disclosure Package and the Prospectus.

(w) Title to Properties. The Company and its subsidiaries have good and marketable title in fee simple to, or valid and enforceable leasehold interests in, all real property or interests in real property, and all material personal property, owned or leased by them to the extent described in the Disclosure Package and the Prospectus as being owned or leased by them (subject to applicable bankruptcy, moratorium, or other laws affecting creditors’ rights generally from time to time in effect and to equitable principles which may limit the right to obtain the remedy of specific performance or other injunctive relief), in each case free and clear of all Liens and defects except such as are described in the Disclosure Package and the Prospectus or such as do not materially affect the aggregate value of such property and interests taken as a whole and do not materially interfere with the use made or proposed to be made of such property and interests by the Company or any of its subsidiaries; and all real and all material personal properties held under lease by the Company or any of its subsidiaries are held by each of them under valid and enforceable leases (subject to applicable bankruptcy, moratorium or other laws affecting creditors’ rights generally from time to time in effect and to equitable principles which may limit the right to obtain the remedy of specific performance or other injunctive relief) and the interests of the Company or such subsidiary, as the case may be, in such leases are free and clear of all material Liens and defects, and no consent or waiver need be obtained under such leases in connection with the execution delivery and performance of this Agreement and the Indenture and the consummation of the transactions contemplated hereby and thereby, in each case except as disclosed in the Disclosure Package and the Prospectus. The Company and its subsidiaries are in compliance in all material respects with the terms and conditions of such leases, and such leases are in full force and effect.

(x) Company Not an “Investment Company.” The Company is not and, after giving effect to the offering and sale of the Notes and the application of the net proceeds thereof as described in the Disclosure Package and the Prospectus, will not be, an “investment company,” as such term is defined in the Investment Company Act of 1940, as amended.

(y) Reporting Company. The Company is subject to the reporting requirements of Section 13 or Section 15(d) of the Exchange Act and the Company is a “reporting issuer,” as defined in Rule 902 under the Act.

(z) Insurance. Each of the Company and its subsidiaries are insured by recognized, financially sound and reputable institutions with policies in such amounts and with such deductibles and covering such risks as are generally deemed adequate and customary for their businesses including, but not limited to, policies covering real and personal property owned or leased by the Company and its subsidiaries against theft, damage, destruction, acts of vandalism and earthquakes. All policies of insurance and fidelity or surety bonds insuring the Company or any of its subsidiaries or their respective businesses, assets, employees, officers and directors are in full force and effect; the Company and its subsidiaries are in compliance with the terms of such policies and instruments in all material respects; and except as otherwise disclosed in the Disclosure Package and the Prospectus, there are no claims by the Company or any of its subsidiaries under any such policy or instrument as to which any insurance company is denying liability or defending under a reservation of rights clause; and neither the Company nor any such subsidiary has been refused any insurance coverage sought or applied for. The Company has no reason to believe that it or any subsidiary will not be able (i) to renew its existing insurance coverage as and when such policies expire or (ii) to obtain comparable coverage from similar institutions as may be necessary or appropriate to conduct its business as now conducted and at a cost that would not result in a Material Adverse Change.

(aa) No Price Stabilization or Manipulation. The Company has not taken and will not take, directly or indirectly, any action prohibited by Regulation M under the Exchange Act in connection with the offering of the Notes.

(bb) No Violation of Regulations. Neither the Company nor any of its subsidiaries nor any agent thereof acting on the behalf of them has taken, and none of them will take, any action that might cause this Agreement or the issuance or sale of the Notes to violate Regulation T (12 C.F.R. Part 220), Regulation U (12 C.F.R. Part 221) or Regulation X (12 C.F.R. Part 224) of the Board of Governors of the Federal Reserve System.

(cc) Internal Controls and Procedures. The Company has established and maintains disclosure controls and procedures (as such term is defined in Rule 13a-15(e) under the Exchange Act), which (i) are designed to ensure that material information relating to the Company, including its consolidated subsidiaries, is made known to the Company’s principal executive officer and its principal financial officer by others within those entities, particularly during the periods in which the periodic reports required under the Exchange Act are being prepared; (ii) have been evaluated for effectiveness as of the end of the period covered by the Company’s most recent quarterly report filed with the Commission; and (iii) are effective in all material respects to perform the functions for which they were established.

(dd) No Material Weakness in Internal Controls. Based on the evaluation of the Company’s disclosure controls and procedures described in Section 1(cc) above, the Company is not aware of (i) any significant deficiency in the design or operation of internal control over financial reporting which are reasonably likely to adversely affect the Company’s ability to record, process, summarize and report financial information; or (ii) any fraud, whether or not material, that involves management or other employees who have a significant role in the Company’s internal control over financial reporting. Since the most recent evaluation of the Company’s disclosure controls and procedures described in Section 1(cc) above, there have been no significant changes in internal control over financial reporting that has materially affected or is reasonably likely to materially affect, the Company’s internal control over financial reporting.

(ee) Rating Organizations. Except as otherwise disclosed in the Disclosure Package and the Prospectus, no “nationally recognized statistical rating organization” as such term is defined for purposes of Rule 436(g)(2) under the Securities Act (i) has imposed (or has informed the Company that it is considering imposing) any condition (financial or otherwise) on the Company’s retaining any rating assigned to the Company, any securities of the Company or (ii) has indicated to the Company that it is considering (a) the downgrading, suspension, or withdrawal of, or any review for a possible change that does not indicate the direction of the possible change in, any rating so assigned or (b) any change in the outlook for any rating of the Company or any securities of the Company.

(ff) Compliance with Environmental and Certain Other Laws. To the knowledge of the Company, neither the Company nor any of its subsidiaries has violated any foreign, federal, state or local law or regulation relating to the protection of human health and safety, the environment or hazardous or toxic substances or wastes, pollutants or contaminants, any provisions of the Employee Retirement Income Security Act of 1974, as amended, or any provisions of the

Foreign Corrupt Practices Act or the rules and regulations promulgated thereunder, except for such violations which, singly or in the aggregate, would not result in a Material Adverse Change.

(gg) No Outstanding Loans or Other Indebtedness. There are no outstanding loans, advances (except normal advances for business expenses in the ordinary course of business) or guarantees or indebtedness by the Company to or for the benefit of any of the officers or directors of the Company or any of the members of any of them, except as disclosed in the Disclosure Package and the Prospectus.

(hh) Sarbanes-Oxley Compliance. The Company is not aware of any failure on the part of the Company’s chief executive officer or chief financial officer to comply with the certification requirements of Sections 302 and 906 of the Sarbanes-Oxley Act of 2002 (the “Sarbanes-Oxley Act”) and the rules and regulations promulgated thereunder (collectively, the “Certifications”), in connection with the Certifications that were required to be filed or submitted with the Company’s Annual Report on Form 10-K for the year ended December 31, 2004, and its Quarterly Reports on Form 10-Q for the quarters ended March 31, 2005, June 30, 2005 and September 30, 2005. In addition, the Company is not currently aware of any reason why the Company’s chief executive officer and chief financial officer will be unable to comply with the Certification requirements in connection with the Company’s Annual Report on Form 10-K for the year ended December 31, 2005. There is and has been no failure on the part of the Company, or to the Company’s knowledge, any of the Company’s directors or officers, in their capacities as such, to comply with Section 402 of the Sarbanes-Oxley Act of 2002.

(ii) Company is Well-Known Seasoned Issuer. (i) At the time of filing the Registration Statement and (ii) at the Execution Time of this Agreement (with such date being used as the determination date for purposes of this clause (ii)), the Company was a “well-known seasoned issuer” as defined in Rule 405 of the Securities Act. The Registration Statement is an “automatic shelf registration statement,” as defined in Rule 405 of the Securities Act, that initially became effective within three years of the date hereof, and the Company has not received from the Commission any notice pursuant to Rule 401(g)(2) of the Securities Act objecting to use of the automatic shelf registration statement form, and the Company has not otherwise ceased to be eligible to use the automatic shelf registration statement form.

Any certificate signed by an officer of the Company and delivered to the Representatives or to counsel for the Underwriters shall be deemed to be a representation and warranty by the Company to each Underwriter as to the matters set forth therein.

SECTION 2. Purchase, Sale and Delivery of the Notes.

(a) The Notes. The Company agrees to issue and sell to the several Underwriters the Notes upon the terms herein set forth. On the basis of the representations, warranties and agreements herein contained, and upon the terms but subject to the conditions herein set forth, the Underwriters agree, severally and not jointly, to purchase from the Company the respective aggregate principal amount of Notes set forth opposite their names on Schedule A. The purchase price per Note to be paid by the several Underwriters to the Company shall be equal to 98.5% of the principal amount thereof.

(b) The Closing Date. Delivery of certificates for the Notes to be purchased by the Underwriters and payment therefor shall be made at the offices of Latham & Watkins LLP, 633 West Fifth Street, Suite 4000, Los Angeles, California 90071 (or such other place as may be agreed to by the Company and the Representatives) at 9:00 a.m. New York time, on January 30, 2006, or such other time and date not later than 1:30 p.m. New York time, on January 30, 2006, as the Representatives shall designate by notice to the Company (the time and date of such closing are called the “Closing Date”).

(c) Public Offering of the Notes. The Representatives hereby advise the Company that the Underwriters intend to offer for sale to the public, as described in the Disclosure Package and the Prospectus, their respective portions of the Notes as soon after this Agreement has been executed, the Representatives, in their sole judgment, have determined is advisable and practicable.

(d) Payment for the Notes. Payment for the Notes shall be made on the Closing Date by wire transfer of immediately available funds to the order of the Company.

It is understood that the Representatives have been authorized, for their own account and the accounts of the several Underwriters, to accept delivery of and receipt for, and make payment of the purchase price for, the Notes. BAS, individually and not as the Representative of the Underwriters, may (but shall not be obligated to) make payment for any Notes to be purchased by any Underwriter whose funds shall not have been received by the Representatives by the Closing Date for the account of such Underwriter, but any such payment shall not relieve such Underwriter from any of its obligations under this Agreement.

(e) Delivery of the Notes. Delivery of the Notes shall be made through the facilities of The Depository Trust Company (“DTC”) unless the Representatives shall otherwise instruct. Time shall be of the essence, and delivery at the time and place specified in this Agreement is a further condition to the obligations of the Underwriters.

(f) Delivery of Prospectus to the Underwriters. Not later than 10:00 a.m. on the second business day following the date the Notes are first released by the Underwriters for sale to the public, the Company shall deliver or cause to be delivered, copies of the Prospectus in such quantities and at such places as the Representatives shall reasonably request.

SECTION 3. Covenants of the Company. The Company covenants and agrees with each Underwriter as follows:

(a) Representatives’ Review of Proposed Amendments and Supplements. During the period beginning on the Initial Sale Time and ending on the Closing Date, or such other date as, in the opinion of counsel for the Underwriters, the Prospectus is no longer required by law to be delivered in connection with sales by an Underwriter or dealer, including in circumstances where such requirement may be satisfied pursuant to Rule 172 (the “Prospectus Delivery Period”), prior to amending or supplementing the Registration Statement, the Disclosure Package or the Prospectus (including any amendment or supplement through incorporation by reference of any report filed under the Exchange Act), the Company shall furnish to the Representatives for review a copy of each such proposed amendment or supplement, and the Company shall not file or use any such proposed amendment or supplement to which the Representatives reasonably object.

(b) Securities Act Compliance. During the Prospectus Delivery Period, the Company shall promptly advise the Representatives in writing (i) when the Registration Statement, if not effective at the Execution Time, shall have become effective, (ii) of the receipt of any comments of, or requests for additional or supplemental information from, the Commission, (iii) of the time and date of any filing of any post-effective amendment to the Registration Statement or any amendment or supplement to any preliminary prospectus or the Prospectus, (iv) of the time and date that any post-effective amendment to the Registration Statement becomes effective and (v) of the issuance by the Commission of any stop order suspending the effectiveness of the Registration Statement or of any order or notice preventing or suspending the use of the Registration Statement, any preliminary prospectus or the Prospectus, or of any receipt by the Company of any notification with respect to the suspension of the qualification of the Notes for sale in any jurisdiction or of the threatening or initiation of any proceedings for any of such purposes. The Company shall use commercially reasonable efforts to prevent the issuance of any such stop order or prevention or suspension of such use. If the Commission shall enter any such stop order or order or notice of prevention or suspension at any time, the Company will use commercially reasonable efforts to obtain the lifting of such order at the earliest possible moment, or will file a new registration statement and use its commercially reasonable efforts to have such new registration statement declared effective as soon as practicable. Additionally, the Company agrees that it shall comply with the provisions of Rules 424(b) and 430B, as applicable, under the Securities Act, including with respect to the timely filing of documents thereunder, and will use commercially reasonable efforts to confirm that any filings made by the Company under such Rule 424(b) were received in a timely manner by the Commission.

(c) Securities Act and Exchange Act Compliance. During the Prospectus Delivery Period, the Company will file all documents required to be filed with the Commission pursuant to the Securities Act, the Exchange Act and the rules and regulations of the Commission thereunder in the manner and within the time periods required thereby.

(d) Amendments and Supplements to the Registration Statement, Prospectus and Other Securities Act Matters. If, during the Prospectus Delivery Period, any event or development shall occur or condition exist as a result of which, in the opinion of counsel for the Underwriters or counsel for the Company, the Disclosure Package or the Prospectus as then amended or supplemented would include any untrue statement of a material fact or omit to state any material fact necessary in order to make the statements therein in the light of the circumstances then prevailing or under which they were made, as the case may be, not misleading, or if it shall be necessary to amend or supplement the Disclosure Package or the Prospectus, or to file under the Exchange Act any document incorporated by reference in the Disclosure Package or the Prospectus, in order to make the statements therein, in the light of the circumstances then prevailing or under which they were made, as the case may be, not misleading, or if in the opinion of the Representatives it is otherwise necessary to amend or supplement the Registration Statement, the Disclosure Package or the Prospectus, or to file under the Exchange Act any document incorporated by reference in the Disclosure Package or the Prospectus, or to file a new registration statement containing the Prospectus, in order to comply with law, including in connection with the delivery of the Prospectus, the Company agrees to (i) notify the

Representatives of any such event or condition and (ii) promptly prepare (subject to Section 3(a) and 3(e) hereof), file with the Commission (and use commercially reasonable efforts to have any amendment to the Registration Statement or any new registration statement to be declared effective) and furnish at its own expense to the Underwriters and to dealers, amendments or supplements to the Registration Statement, the Disclosure Package or the Prospectus, or any new registration statement, necessary in order to make the statements in the Disclosure Package or the Prospectus as so amended or supplemented, in the light of the circumstances then prevailing or under which they were made, as the case may be, not misleading or so that the Registration Statement, the Disclosure Package or the Prospectus, as amended or supplemented, will comply with law.

(e) Permitted Free Writing Prospectuses. The Company represents that it has not made, and agrees that, unless it obtains the prior written consent of the Representatives, it will not make, any offer relating to the Notes that would constitute an Issuer Free Writing Prospectus or that would otherwise constitute a “free writing prospectus” (as defined in Rule 405 of the Securities Act) required to be filed by the Company with the Commission or retained by the Company under Rule 433 of the Securities Act; provided that the prior written consent of the Representatives shall be deemed to have been given in respect of the Free Writing Prospectuses included in Schedule B hereto. Any such free writing prospectus consented to by the Representatives is hereinafter referred to as a “Permitted Free Writing Prospectus”. The Company agrees that (i) it has treated and will treat, as the case may be, each Permitted Free Writing Prospectus as an Issuer Free Writing Prospectus, and (ii) has complied and will comply, as the case may be, with the requirements of Rules 164 and 433 of the Securities Act applicable to any Permitted Free Writing Prospectus, including in respect of timely filing with the Commission, legending and record keeping. The Company consents to the use by any Underwriter of a free writing prospectus that (1) is not an “issuer free writing prospectus” as defined in Rule 433 under the Securities Act, and (2) contains only (x) information describing the preliminary terms of the Notes or the offering or (y) information that describes the final terms of the Notes or the offering and that is included in the final pricing sheet supplement of the Company; provided that each Underwriter severally covenants with the Company not to take any action that would result in the Company being required to file with the Commission under Rule 433(d) under the Securities Act a free writing prospectus prepared by or on behalf of such Underwriter that otherwise would not be required to be filed by the Company thereunder, but for the action of the Underwriter.

(f) Blue Sky Compliance. The Company shall cooperate with the Representatives and counsel for the Underwriters to qualify or register the Notes for sale under (or obtain exemptions from the application of) the state securities or blue sky laws or Canadian provincial Securities laws of those jurisdictions reasonably requested by the Representatives, shall comply with such laws and shall continue such qualifications, registrations and exemptions in effect so long as required for the distribution of the Notes. The Company shall not be required to qualify as a foreign corporation or to take any action that would subject it to general service of process in any such jurisdiction where it is not presently qualified or where it would be subject to taxation as a foreign corporation, other than those arising out of the offering or sale of the Notes in any jurisdiction where it is not now so subject. The Company will advise the Representatives promptly of the suspension of the qualification or registration of (or any such exemption relating to) the Notes for offering, sale or trading in any jurisdiction or any initiation or threat of any proceeding for any such purpose, and in the event of the issuance of any order suspending such qualification, registration or exemption, the Company shall use commercially reasonable efforts to obtain the withdrawal thereof at the earliest possible moment.

(g) Use of Proceeds. The Company shall apply the net proceeds from the sale of the Notes sold by it in the manner described under the caption “Use of Proceeds” in each of the Disclosure Package and the Prospectus.

(h) DTC Approval. The Company shall use commercially reasonable efforts to obtain the approval of DTC to permit the Notes to be eligible for “book-entry” transfer and settlement through the facilities of DTC, and agrees to comply with all of its agreements set forth in the representation letters of the Company to DTC relating to the approval of the Notes by DTC for “book-entry” transfer.

(i) Earnings Statement. As soon as practicable, the Company will make generally available to its security holders and to the Representatives an earnings statement (which need not be audited) covering a period of at least twelve (12) months that satisfies the provisions of Section 11(a) of the Securities Act and Rule 158 under the Securities Act.

(j) Periodic Reporting Obligations. During the Prospectus Delivery Period the Company shall file, on a timely basis, with the Commission and the New York Stock Exchange all reports and documents required to be filed under the Exchange Act.

(k) Compliance with Sarbanes-Oxley Act. The Company will comply with all applicable securities and other laws, rules and regulations in all material respects, including, without limitation, the applicable provisions of the Sarbanes-Oxley Act, and use its best efforts to cause the Company’s directors and officers, in their capacities as such, to comply with such laws, rules and regulations in all material respects, including, without limitation, the applicable provisions of the Sarbanes-Oxley Act.

(l) Investment Limitation. The Company shall not invest, or otherwise use the proceeds received by the Company from its sale of the Notes in such a manner as would require the Company or any of its subsidiaries to register as an investment company under the Investment Company Act.

(m) No Manipulation of Price. The Company will not take, directly or indirectly, any action designed to cause or result in, or that has constituted or might reasonably be expected to constitute, under the Exchange Act or otherwise, the stabilization or manipulation of the price of any securities of the Company to facilitate the sale or resale of the Notes and neither the Company nor any of its affiliated purchasers (as defined in Rule 100 of Regulation M under the Exchange Act) will take any action prohibited by Regulation M under the Exchange Act.

(n) Use of Preliminary Prospectus. The Company consents to the use and delivery of any preliminary prospectus by the Representatives in accordance with Rule 430 and Section 5(b) of the Securities Act.

(o) Filing Fees. The Company agrees to pay the required Commission filing fees relating to the Notes within the time required by Rule 456(b)(1) of the Securities Act without regard to the proviso therein and otherwise in accordance with Rules 456(b) and 457(r) of the Securities Act.

SECTION 4. Payment of Expenses. The Company agrees to pay all costs, fees and expenses incurred in connection with the performance of its obligations hereunder and in connection with the transactions contemplated hereby, including without limitation (i) all costs and expenses incident to the issuance and delivery of the Notes (including all printing and engraving costs), (ii) all fees and expenses of the Trustee, any agent of the Trustee and the counsel for the Trustee under the Indenture, (iii) all costs and charges of any transfer agent, registrar and/or depositary (including DTC), (iv) any fees charged by rating agencies for the rating of the Notes, (v) all expenses in connection with the approval of the Notes by DTC for “book-entry” transfer, (vi) all necessary issue, transfer and other stamp taxes in connection with the issuance and sale of the Notes to the Underwriters, (vii) all fees and expenses of the Company’s counsel, independent public or certified public accountants and other advisors, (viii) all costs and expenses incurred in connection with the preparation, printing, filing, shipping and distribution of the Registration Statement (including financial statements, exhibits, schedules, consents and certificates of experts), each Issuer Free Writing Prospectus, each preliminary prospectus and the Prospectus, and all amendments and supplements thereto, and this Agreement, (ix) all filing fees, attorneys’ fees and expenses incurred by the Company or the Underwriters in connection with qualifying or registering (or obtaining exemptions from the qualification or registration of) all or any part of the Notes for offer and sale under the state securities or blue sky laws or the provincial securities laws of Canada, and, if requested by the Representatives, preparing and printing a “Blue Sky Survey” or memorandum, and any supplements thereto, advising the Underwriters of such qualifications, registrations and exemptions (including, with respect to such “Blue Sky Survey” or memorandum, the filing fees and fees and disbursements of counsel for the Underwriters in connection with such registration and qualification and memoranda relating thereto, in an amount not to exceed $8,000), (x) the filing fees incident to, and the reasonable fees and expenses of counsel for the Underwriters in connection with, the NASD’s review and approval of the Underwriters’ participation in the offering and distribution of the Notes, if any, and (xi) all other fees, costs and expenses referred to in Item 14 of Part II of the Registration Statement, if any. Except as provided in this Section 4, Section 6, Section 7 and Section 9 hereof, the Underwriters shall pay their own expenses, including the fees and disbursements of their counsel. The Underwriters agree to reimburse the Company for certain offering related expenses incurred in connection with the transactions contemplated by this Agreement in an amount not to exceed $50,000.

SECTION 5. Conditions of the Obligations of the Company and Underwriters. On or prior to the Closing Date, Bank of America, N.A., as administrative agent, under the Company’s Credit Agreement, dated as of May 20, 2004, as amended (the “Credit Facility”) by and among the Company, the lenders listed therein and Bank of America, N.A., as administrative agent, shall have provided the consent necessary for the consummation of the transactions contemplated by this Agreement, the Disclosure Package and the Prospectus. Such consent shall be, in form and substance, reasonably satisfactory to the Company and the Underwriters and counsel thereto. In addition, the obligations of the several Underwriters to purchase and pay for the Notes as provided herein on the Closing Date shall be subject to the accuracy of the representations and warranties on the part of the Company set forth in Section 1 hereof (provided that any such representation and warranty which is specifically qualified by materiality shall be true and correct, and, if not so qualified, shall be true and correct in all material respects), as of the date hereof and as of the Closing Date as though then made, to the accuracy of the statements of the Company made in any certificates pursuant to the provisions hereof, to the timely performance by the Company of its covenants and other obligations hereunder, and to each of the following additional conditions:

(a) Accountants’ Comfort Letter. On the date hereof, the Representatives shall have received from Deloitte & Touche LLP, independent registered public accounting firm for the Company, a letter dated the date hereof addressed to the Underwriters, in form and substance satisfactory to the Underwriters.

(b) Accountants’ Comfort Letter. On the date hereof, the Representatives shall have received from PricewaterhouseCoopers LLP, independent registered public accounting firm for Coast, a letter dated the date hereof addressed to the Underwriters, in form and substance satisfactory to the Underwriters.

(c) Compliance with Registration Requirements; No Stop Order; No Objection from NASD. For the period from and after effectiveness of this Agreement and prior to the Closing Date:

(i) the Company shall have filed the Prospectus with the Commission (including the information required by Rule 430B under the Securities Act) in the manner and within the time period required by Rule 424(b) under the Securities Act;

(ii) no stop order suspending the effectiveness of the Registration Statement, or any post-effective amendment to the Registration Statement, shall be in effect and no proceedings for such purpose shall have been instituted or threatened by the Commission and the Company shall not have received from the Commission any notice pursuant to Rule 401(g)(2) of the Securities Act objecting to use of the automatic shelf registration statement form; and

(iii) the NASD shall have raised no objection to the fairness and reasonableness of the underwriting terms and arrangements.

(d) Opinion of Counsel for the Company. On the Closing Date, the Representatives shall have received the favorable opinion of Morrison & Foerster LLP, counsel for the Company, dated as of such Closing Date, to the effect set forth on Exhibit A hereto.

(e) Opinion of Nevada Counsel for the Company. On the Closing Date, the Representatives shall have received the favorable opinion of McDonald Carano Wilson LLP, Nevada counsel for the Company, dated as of such Closing Date to the effect set forth on Exhibit B hereto.

(f) Opinion of Mississippi Counsel for the Company. On the Closing Date, the Representatives shall have received the favorable opinion of Watkins Ludlam Winter & Stennis, P.A., Mississippi counsel for the Company, dated as of such Closing Date, to the effect set forth on Exhibit C hereto.

(g) Opinion of Indiana Counsel for the Company. On the Closing Date, the Representatives shall have received the favorable opinion of Ice Miller LLP, Indiana counsel for the Company, dated as of such Closing Date, to the effect set forth on Exhibit D hereto.

(h) Opinion of Louisiana Counsel for the Company. On the Closing Date, the Representatives shall have received the favorable opinion of McGlinchey Stafford, Louisiana counsel for the Company, dated as of such Closing Date, to the effect set forth on Exhibit E hereto.

(i) Opinion of Illinois Counsel for the Company. On the Closing Date, the Representatives shall have received the favorable opinion of Greenberg Traurig, LLP, Illinois counsel for the Company, dated as of such Closing Date, to the effect set forth on Exhibit F hereto.

(j) Opinion of New Jersey Counsel for the Company. On the Closing Date, the Representatives shall have received the favorable opinion of Cooper Levenson April Niedelman & Wagenheim, New Jersey counsel for the Company, dated as of such Closing Date, to the effect set forth on Exhibit G hereto.

(k) Opinion of Counsel for the Underwriters. On the Closing Date, the Representatives shall have received the favorable opinion and negative assurance letter of Latham & Watkins LLP, counsel for the Underwriters, dated as of the Closing Date, in form and substance reasonably satisfactory to, and addressed to, the Representatives, with respect to the issuance and sale of the Notes, the Registration Statement, the Prospectus (together with any supplement thereto), the Disclosure Package and other related matters as the Representatives may reasonably require, and the Company shall have furnished to such counsel such documents as they may reasonably request for the purpose of enabling them to pass upon such matters.

(l) Officers’ Certificate. On the Closing Date, the Representatives shall have received a written certificate executed by the Chairman of the Board, Chief Executive Officer or President of the Company and the Chief Financial Officer or Chief Accounting Officer of the Company, dated as of the Closing Date, to the effect that the signers of such certificate have carefully examined the Registration Statement, the Prospectus and any amendment or supplement thereto, any Issuer Free Writing Prospectus and any amendment or supplement thereto and this Agreement, and reaffirming the statements set forth in subsection (c) of this Section 5, and further to the effect that:

(i) the representations, warranties and covenants of the Company set forth in Section 1 of this Agreement are, if specifically qualified by materiality, true and correct, and if not qualified are true and correct in all material respects, on and as of the Closing Date with the same force and effect as though expressly made on and as of such Closing Date; and

(ii) the Company has complied with all the agreements hereunder and satisfied all the conditions on its part to be performed or satisfied hereunder at or prior to such Closing Date.

(m) Bring-down Comfort Letter – Deloitte & Touche LLP. On the Closing Date, the Representatives shall have received from Deloitte & Touche LLP, independent public accountants for the Company, a letter dated such date, in form and substance satisfactory to the Representatives, to the effect that they reaffirm the statements made in the letter furnished by them pursuant to subsection (a) of this Section 5, except that the specified date referred to therein for the carrying out of procedures shall be no more than three business days prior to the Closing Date.

(n) Pro Forma Information. On the date hereof and at the Closing Date, the Representatives shall have received a letter from Deloitte & Touche LLP, dated, respectively, as of the date of this Agreement and as of the Closing Date addressed to the Representatives and in form and substance reasonably satisfactory to the Representatives and the Representatives Counsel, stating that nothing caused them to believe that the unaudited pro forma information of the Company included in the Registration Statement does not comply as to form with the applicable accounting requirements of Rule 11-02 of Regulation S-X promulgated under the Securities Act or that the pro forma adjustments have not been applied properly to the historical amounts in the compilation of such statements.

(o) Indenture. On the Closing Date, the Representatives shall have received a counterpart, conformed as executed, of the Indenture which shall have been entered into by the Company and the Trustee.

(p) DTC Approval. On or before the Closing Date, DTC shall have accepted the Notes for “book-entry” transfer and settlement through the facilities of DTC.

(q) Additional Documents. On or before the Closing Date, the Representatives and counsel for the Underwriters shall have received such information, certificates, documents and opinions as they may reasonably require for the purposes of enabling them to pass upon the issuance and sale of the Notes as contemplated herein, or in order to evidence the accuracy of any of the representations and warranties, or the satisfaction of any of the conditions or agreements, herein contained.

If any condition specified in this Section 5 is not satisfied when and as required to be satisfied, this Agreement may be terminated by the Representatives by notice to the Company at any time on or prior to the Closing Date, which termination shall be without liability on the part of any party to any other party, except that Section 4, Section 6, Section 7 and Section 8 shall at all times be effective and shall survive such termination.

SECTION 6. Reimbursement of Underwriters’ Expenses. If this Agreement is terminated by the Representatives pursuant to Section 5, Section 9 or Section 10 hereof, or if the sale to the Underwriters of the Notes on the Closing Date is not consummated because of any refusal, inability or failure on the part of the Company to perform any agreement herein or to comply with any provision hereof (except for any such refusal, inability or failure on the part of the Company that is directly caused by any action or inaction on the part of the Underwriters), the Company agrees to reimburse the Representatives and the other Underwriters (or such Underwriters as have terminated this Agreement with respect to themselves), severally, upon demand for all out-of-pocket expenses that shall have been reasonably incurred by the Representatives and the Underwriters in connection with the proposed purchase and the offering and sale of the Notes, including, but not limited to, fees and disbursements of counsel, printing expenses, travel expenses, postage, facsimile and telephone charges.

SECTION 7. Indemnification.

(a) Indemnification of the Underwriters. The Company agrees to indemnify and hold harmless each Underwriter, its directors, officers, employees and agents, and each person, if any, who controls any Underwriter within the meaning of the Securities Act and the Exchange Act against any loss, claim, damage, liability or expense, as incurred, to which such Underwriter or such controlling person may become subject, insofar as such loss, claim, damage, liability or expense (or actions in respect thereof as contemplated below) arises out of or is based (i) upon any untrue statement or alleged untrue statement of a material fact contained in the Registration Statement, or any amendment thereto, including any information deemed to be a part thereof pursuant to Rule 430A, Rule 430B or Rule 430C under the Securities Act, or the omission or alleged omission therefrom of a material fact required to be stated therein or necessary to make the statements therein not misleading; or (ii) upon any untrue statement or alleged untrue statement of a material fact contained in any Issuer Free Writing Prospectus, any preliminary prospectus or the Prospectus (or any amendment or supplement thereto) or the omission or alleged omission therefrom of a material fact necessary in order to make the statements therein, in the light of the circumstances under which they were made, not misleading, and to reimburse each Underwriter, its officers, directors, employees, agents and each such controlling person for any and all expenses (including the fees and disbursements of counsel chosen by BAS) as such expenses are reasonably incurred by such Underwriter, or its officers, directors, employees and agents or such controlling person in connection with investigating, defending, settling, compromising or paying any such loss, claim, damage, liability, expense or action; provided, however, that the foregoing indemnity agreement shall not apply to any loss, claim, damage, liability or expense to the extent, but only to the extent, arising out of or based upon any untrue statement or alleged untrue statement or omission or alleged omission made in reliance upon and in conformity with written information furnished to the Company by the Representatives expressly for use in the Registration Statement, any Issuer Free Writing Prospectus, any preliminary prospectus or the Prospectus (or any amendment or supplement thereto). The indemnity agreement set forth in this Section 7(a) shall be in addition to any liabilities that the Company may otherwise have.

(b) Indemnification of the Company, its Directors and Officers. Each Underwriter agrees, severally and not jointly, to indemnify and hold harmless the Company, each of its directors, each of its officers who signed the Registration Statement and each person, if any, who controls the Company within the meaning of the Securities Act or the Exchange Act, against any loss, claim, damage, liability or expense, as incurred, to which the Company, or any such director, officer or controlling person may become subject, insofar as such loss, claim, damage, liability or expense (or actions in respect thereof as contemplated below) arises out of or is based upon any untrue or alleged untrue statement of a material fact contained in the Registration Statement, any Issuer Free Writing Prospectus, any preliminary prospectus or the Prospectus (or any amendment or supplement thereto), or arises out of or is based (i) upon any untrue statement or alleged untrue statement of a material fact contained in the Registration Statement, or any amendment thereto, including any information deemed to be part thereof pursuant to Rule 430B or Rule 430C under the Securities Act, or the omission or alleged omission therefrom of a material fact required to be stated therein or necessary to make the statements therein not misleading or (ii) upon any untrue statement or alleged untrue statement of a material fact contained in any Issuer Free Writing Prospectus, any preliminary prospectus or the Prospectus

(or any amendment or supplement thereto), or the omission or alleged omission therefrom of a material fact necessary in order to make the statements therein, in the light of the circumstances under which they were made, not misleading, in each case, to the extent, and only to the extent, that such untrue statement or alleged untrue statement or omission or alleged omission was made in the Registration Statement, any Issuer Free Writing Prospectus, any preliminary prospectus or the Prospectus (or any amendment or supplement thereto) in reliance upon and in conformity with written information furnished to the Company by the Representatives expressly for use therein, and to reimburse the Company, or any such director, officer or controlling person for any legal and other expense reasonably incurred by the Company, or any such director, officer or controlling person in connection with investigating, defending, settling, compromising or paying any such loss, claim, damage, liability, expense or action. The Company hereby acknowledges that the only information that the Underwriters have furnished to the Company expressly for use in the Registration Statement, any Issuer Free Writing Prospectus, any preliminary prospectus or the Prospectus (or any amendment or supplement thereto) are the statements set forth in the Prospectus and the preliminary prospectus (A) in the last sentence on the front cover page related to the expected delivery date of the Notes to investors and (B) in the table after the first paragraph and in the third, fifth and eighth paragraphs under the caption “Underwriting.” The indemnity agreement set forth in this Section 7(b) shall be in addition to any liabilities that each Underwriter may otherwise have.

(c) Notifications and Other Indemnification Procedures. Promptly after receipt by an indemnified party under this Section 7 of notice of the commencement of any action, such indemnified party will, if a claim in respect thereof is to be made against an indemnifying party under this Section 7, notify the indemnifying party in writing of the commencement thereof; but the failure to so notify the indemnifying party (i) will not relieve it from liability under paragraph (a) or (b) above unless and to the extent it did not otherwise learn of such action and such failure results in the forfeiture by the indemnifying party of substantial rights and defenses and (ii) will not, in any event, relieve the indemnifying party from any liability other than the indemnification obligation provided in paragraph (a) or (b) above. In case any such action is brought against any indemnified party and such indemnified party seeks or intends to seek indemnity from an indemnifying party, the indemnifying party will be entitled to participate in, and, to the extent that it shall elect, jointly with all other indemnifying parties similarly notified, by written notice delivered to the indemnified party promptly after receiving the aforesaid notice from such indemnified party, to assume the defense thereof with counsel satisfactory to such indemnified party; provided, however, if the defendants in any such action include both the indemnified party and the indemnifying party and the indemnified party shall have reasonably concluded that a conflict may arise between the positions of the indemnifying party and the indemnified party in conducting the defense of any such action or that there may be legal defenses available to it and/or other indemnified parties that are different from or additional to those available to the indemnifying party, the indemnified party or parties shall have the right to select separate counsel to assume such legal defenses and to otherwise participate in the defense of such action on behalf of such indemnified party or parties. Upon receipt of notice from the indemnifying party to such indemnified party of such indemnifying party’s election so to assume the defense of such action and approval by the indemnified party of counsel, the indemnifying party will not be liable to such indemnified party under this Section 7 for any legal or other expenses subsequently incurred by such indemnified party in connection with the defense thereof unless (i) the indemnified party shall have employed separate counsel in accordance with the proviso to the preceding sentence (it being understood, however, that the indemnifying party shall not be liable for the expenses of more than one separate counsel (other than local counsel), reasonably approved by the indemnifying party (or by BAS in the case of Section 8), representing the indemnified parties who are parties to such action) or (ii) the indemnifying party shall not have employed counsel satisfactory to the indemnified party to represent the indemnified party within a reasonable time after notice of commencement of the action, in each of which cases the fees and expenses of counsel shall be at the expense of the indemnifying party.

(d) Settlements. The indemnifying party under this Section 7 shall not be liable for any settlement of any proceeding effected without its written consent, but if settled with such consent or if there be a final judgment for the plaintiff, the indemnifying party agrees to indemnify the indemnified party against any loss, claim, damage, liability or expense by reason of such settlement or judgment. Notwithstanding the foregoing sentence, if at any time an indemnified party shall have requested an indemnifying party to reimburse the indemnified party for fees and expenses of counsel as contemplated by Section 7(c) hereof, the indemnifying party agrees that it shall be liable for any settlement of any proceeding effected without its written consent if (i) such settlement is entered into more than 30 days after receipt by such indemnifying party of the aforesaid request and (ii) such indemnifying party shall not have reimbursed the indemnified party in accordance with such request prior to the date of such settlement. No indemnifying party shall, without the prior written consent of the indemnified party, effect any settlement, compromise or consent to the entry of judgment in any pending or threatened action, suit or proceeding in respect of which any indemnified party is or could have been a party and indemnity was or could have been sought hereunder by such indemnified party, unless such settlement, compromise or consent (i) includes an unconditional release of such indemnified party from all liability on claims that are the subject matter of such action, suit or proceeding and (ii) does not include a statement as to or an admission of fault, culpability or a failure to act, by or on behalf of any indemnified party.

(e) Indemnification of the QIU. Without limitation and in addition to its obligation under the other subsections of this Section 7, the Company agrees to indemnify and hold harmless the QIU, its officers and employees and each person, if any, who controls the QIU within the meaning of the Securities Act or the Exchange Act from and against any loss, claim, damage, liabilities or expense, as incurred, arising solely out of or based solely upon the QIU’s acting as a “qualified independent underwriter” (within the meaning of Rule 2720 to the NASD’s Conduct Rules) in connection with the offering contemplated by this Agreement, and agrees to reimburse each such indemnified person for any legal or other expense reasonably incurred by them in connection with investigating, defending, settling, compromising or paying any such loss, claim, damage, liability, expense or action, acting in its sole capacity as the QIU; provided, however, that the Company shall not be liable in any such case to the extent that any such loss, claim, damage, liability or expense results from the gross negligence or willful misconduct of the QIU.

SECTION 8. Contribution. If the indemnification provided for in Section 7 hereof is for any reason unavailable to or otherwise insufficient to hold harmless an indemnified party in respect of any losses, claims, damages, liabilities or expenses referred to therein, then each indemnifying party shall contribute to the aggregate amount paid or payable by such indemnified party, as incurred, as a result of any losses, claims, damages, liabilities or expenses referred to therein (i) in such proportion as is appropriate to reflect the relative benefits received by the

Company on the one hand, and the Underwriters, on the other hand, from the offering of the Notes pursuant to this Agreement or (ii) if the allocation provided by clause (i) above is not permitted by applicable law, in such proportion as is appropriate to reflect not only the relative benefits referred to in clause (i) above but also the relative fault of the Company, on the one hand, and the Underwriters, on the other hand, in connection with the statements or omissions or inaccuracies in the representations and warranties herein which resulted in such losses, claims, damages, liabilities or expenses, as well as any other relevant equitable considerations. The relative benefits received by the Company, on the one hand, and the Underwriters, on the other hand, in connection with the offering of the Notes pursuant to this Agreement shall be deemed to be in the same respective proportions as the total net proceeds from the offering of the Notes pursuant to this Agreement (before deducting expenses) received by the Company, and the total underwriting discount received by the Underwriters, in each case as set forth on the front cover page of the Prospectus bear to the aggregate initial public offering price of the Notes as set forth on such cover. The relative fault of the Company, on the one hand, and the Underwriters, on the other hand, shall be determined by reference to, among other things, whether any such untrue or alleged untrue statement of a material fact or omission or alleged omission to state a material fact or any such inaccurate or alleged inaccurate representation or warranty relates to information supplied by the Company, on the one hand, or the Underwriters, on the other hand, and the parties’ relative intent, knowledge, access to information and opportunity to correct or prevent such statement or omission.

The amount paid or payable by a party as a result of the losses, claims, damages, liabilities and expenses referred to above shall be deemed to include, subject to the limitations set forth in Section 7(c), any legal or other fees or expenses reasonably incurred by such party in connection with investigating or defending any action or claim. The provisions set forth in Section 7(c) with respect to notice of commencement of any action shall apply if a claim for contribution is to be made under this Section 8; provided, however, that no additional notice shall be required with respect to any action for which notice has been given under Section 7(c) for purposes of indemnification.

The Company and the Underwriters agree that it would not be just and equitable if contribution pursuant to this Section 8 were determined by pro rata allocation (even if the Underwriters were treated as one entity for such purpose) or by any other method of allocation which does not take account of the equitable considerations referred to in this Section 8.

Notwithstanding the provisions of this Section 8, no Underwriter shall be required to contribute any amount in excess of the underwriting commissions received by such Underwriter in connection with the Notes underwritten by it and distributed to the public. No person guilty of fraudulent misrepresentation (within the meaning of Section 11(f) of the Securities Act) shall be entitled to contribution from any person who was not guilty of such fraudulent misrepresentation. The Underwriters’ obligations to contribute pursuant to this Section 8 are several, and not joint, in proportion to their respective underwriting commitments as set forth opposite their names in Schedule A. For purposes of this Section 8, each director, officer, employee and agent of an Underwriter and each person, if any, who controls an Underwriter within the meaning of the Securities Act and the Exchange Act shall have the same rights to contribution as such Underwriter, and each director of the Company, each officer of the Company who signed the Registration Statement and each person, if any, who controls the Company within the meaning of the Securities Act and the Exchange Act shall have the same rights to contribution as the Company.

SECTION 9. Default of One or More of the Several Underwriters. If, on the Closing Date, any one or more of the several Underwriters shall fail or refuse to purchase Notes that it or they have agreed to purchase hereunder on such date, and the aggregate principal amount of Notes which such defaulting Underwriter or Underwriters agreed but failed or refused to purchase does not exceed 10% of the aggregate principal amount of the Notes to be purchased on such date, the other Underwriters shall be obligated, severally, in the proportions that the principal amount of Notes set forth opposite their respective names on Schedule A bears to the aggregate principal amount of Notes set forth opposite the names of all such non-defaulting Underwriters, or in such other proportions as may be specified by the Representatives with the consent of the non-defaulting Underwriters, to purchase the Notes which such defaulting Underwriter or Underwriters agreed but failed or refused to purchase on such date. If, on the Closing Date, as the case may be, any one or more of the Underwriters shall fail or refuse to purchase Notes and the aggregate principal amount of Notes with respect to which such default occurs exceeds 10% of the aggregate principal amount of Notes to be purchased on such date, and arrangements satisfactory to the Representatives and the Company for the purchase of such Notes are not made within 48 hours after such default, this Agreement shall terminate without liability of any party to any other party except that the provisions of Section 4, Section 6, Section 7 and Section 8 shall at all times be effective and shall survive such termination. In any such case either the Representatives or the Company shall have the right to postpone the Closing Date, but in no event for longer than seven days in order that the required changes, if any, to the Registration Statement and the Prospectus or any other documents or arrangements may be effected.

As used in this Agreement, the term “Underwriter” shall be deemed to include any person substituted for a defaulting Underwriter under this Section 9. Any action taken under this Section 9 shall not relieve any defaulting Underwriter from liability in respect of any default of such Underwriter under this Agreement.

SECTION 10. Termination of this Agreement. Prior to the Closing Date this Agreement may be terminated by the Representatives by written notice given to the Company if at any time (i) trading or quotation in any of the Company’s securities shall have been suspended or limited by the Commission or by the New York Stock Exchange (the “NYSE”), or trading in securities generally on the NYSE shall have been suspended or limited, or minimum or maximum prices shall have been generally established on the NYSE by the Commission or the NASD; (ii) a general banking moratorium shall have been declared by federal or New York authorities or a material disruption in commercial banking or securities settlement or clearance services in the United States has occurred; or (iii) there shall have occurred any outbreak or escalation of national or international hostilities or any crisis or calamity, or any change in the United States or international financial markets, or any substantial change or development involving a prospective substantial change in United States’ or international political, financial or economic conditions, as in the judgment of the Representatives is material and adverse and makes it impracticable or inadvisable to market the Notes in the manner and on the terms described in the Prospectus or to enforce contracts for the sale of securities. Any termination pursuant to this Section 10 shall be without liability on the part of (a) the Company to any Underwriter, except that the Company shall be obligated to reimburse the expenses of the Representatives and the Underwriters pursuant to Sections 4 and 6 hereof or (b) any Underwriter to the Company.

SECTION 11. No Advisory or Fiduciary Responsibility. The Company acknowledges and agrees that: (i) the purchase and sale of the Notes pursuant to this Agreement, including the determination of the public offering price of the Notes and any related discounts and commissions, is an arm’s-length commercial transaction between the Company, on the one hand, and the several Underwriters, on the other hand, and the Company is capable of evaluating and understanding and understands and accepts the terms, risks and conditions of the transactions contemplated by this Agreement; (ii) in connection with each transaction contemplated hereby and the process leading to such transaction each Underwriter is and has been acting solely as a principal and is not the financial advisor, agent or fiduciary of the Company or its affiliates, stockholders, creditors or employees or any other party; (iii) no Underwriter has assumed or will assume an advisory, agency or fiduciary responsibility in favor of the Company with respect to any of the transactions contemplated hereby or the process leading thereto (irrespective of whether such Underwriter has advised or is currently advising the Company on other matters) and no Underwriter has any obligation to the Company with respect to the offering contemplated hereby except the obligations expressly set forth in this Agreement; (iv) the several Underwriters and their respective affiliates may be engaged in a broad range of transactions that involve interests that differ from those of the Company and that the several Underwriters have no obligation to disclose any of such interests by virtue of any advisory, agency or fiduciary relationship; and (v) the Underwriters have not provided any legal, accounting, regulatory or tax advice with respect to the offering contemplated hereby and the Company has consulted its own legal, accounting, regulatory and tax advisors to the extent it deemed appropriate.

This Agreement supersedes all prior agreements and understandings (whether written or oral) between the Company and the several Underwriters, or any of them, with respect to the subject matter hereof. The Company hereby waives and releases, to the fullest extent permitted by law, any claims that the Company may have against the several Underwriters with respect to any breach or alleged breach of agency or fiduciary duty.

SECTION 12. Representations and Indemnities to Survive Delivery. The respective indemnities, agreements, representations, warranties and other statements of the Company, of its officers and of the several Underwriters set forth in or made pursuant to this Agreement (i) will remain operative and in full force and effect, regardless of any (A) investigation, or statement as to the results thereof, made by or on behalf of any Underwriter, the QIU, the officers or employees of any Underwriter or the QIU, or the Company, the officers or employees of the Company, or any person controlling the Company, as the case may be or (B) acceptance of the Notes and payment for them hereunder and (ii) will survive delivery of and payment for the Notes sold hereunder and any termination of this Agreement.

SECTION 13. Notices. All communications hereunder shall be in writing and shall be mailed, hand delivered or telecopied and confirmed to the parties hereto as follows:

If to the Representatives:

Banc of America Securities LLC

40 West 57th Street

New York, New York 10019

Facsimile: (212) 901-7897

Attention: Legal Department

with a copy (which shall not constitute notice) to:

Deutsche Bank Securities Inc.

60 Wall Street

New York, New York 10005

Facsimile: (212) 797-4869

Attention:  High Yield Syndicate Desk

with a copy (which shall not constitute notice) to:

Latham & Watkins LLP

633 West Fifth Street, Ste., 4000

Los Angeles, California 90071

Facsimile: (213) 891-8763

Attention: Pamela B. Kelly, Esq.

If to the Company:

Boyd Gaming Corporation

2950 Industrial Road

Las Vegas, Nevada 89109

Facsimile: (702) 792-7313

Attention: Chief Financial Officer

with a copy (which shall not constitute notice) to:

Morrison & Foerster LLP

19900 MacArthur Blvd., 12th Floor

Irvine, California 92612

Facsimile: (949) 251-0900

Attention: Robert M. Mattson, Jr., Esq.

Any party hereto may change the address for receipt of communications by giving written notice to the others.

SECTION 14. Successors. This Agreement will inure to the benefit of and be binding upon the parties hereto, including any substitute Underwriters pursuant to Section 9 hereof, and to the benefit of (i) the Company, its directors, any person who controls the Company within the meaning of the Securities Act and the Exchange Act and any officer of the Company who signs the Registration Statement, (ii) the Underwriters, the officers, directors, employees and agents of the Underwriters, and each person, if any, who controls any Underwriter within the meaning of the Securities Act and the Exchange Act, (iii) the QIU, the QIU’s officers, directors, employees and agents, and each person, if any, who controls the QIU within the meaning of the Securities Act and the Exchange Act, and (iv) the respective successors and assigns of any of the above, all as and to the extent provided in this Agreement, and no other person shall acquire or have any right under or by virtue of this Agreement. The term “successors and assigns” shall not include a purchaser of any of the Notes from any of the several Underwriters merely because of such purchase.

SECTION 15. Partial Unenforceability. The invalidity or unenforceability of any Section, paragraph or provision of this Agreement shall not affect the validity or enforceability of any other Section, paragraph or provision hereof. If any Section, paragraph or provision of this Agreement is for any reason determined to be invalid or unenforceable, there shall be deemed to be made such minor changes (and only such minor changes) as are necessary to make it valid and enforceable.

SECTION 16. Governing Law Provisions. THIS AGREEMENT SHALL BE GOVERNED BY AND CONSTRUED IN ACCORDANCE WITH THE LAWS OF THE STATE OF NEW YORK APPLICABLE TO AGREEMENTS MADE AND TO BE PERFORMED IN SUCH STATE.

(a) Consent to Jurisdiction. Any legal suit, action or proceeding arising out of or based upon this Agreement or the transactions contemplated hereby (“Related Proceedings”) may be instituted in the federal courts of the United States of America located in the City and County of New York, Borough of Manhattan, or the courts of the State of New York in each case located in the City and County of New York, Borough of Manhattan (collectively, the “Specified Courts”), and each party irrevocably submits to the exclusive jurisdiction (except for proceedings instituted in regard to the enforcement of a judgment of any such court (a “Related Judgment”), as to which such jurisdiction is non-exclusive) of such courts in any such suit, action or proceeding. Service of any process, summons, notice or document by mail to such party’s address set forth above shall be effective service of process for any suit, action or other proceeding brought in any such court. The parties irrevocably and unconditionally waive any objection to the laying of venue of any suit, action or other proceeding in the Specified Courts and irrevocably and unconditionally waive and agree not to plead or claim in any such court that any such suit, action or other proceeding brought in any such court has been brought in an inconvenient forum.

Section 17. General Provisions. This Agreement constitutes the entire agreement of the parties to this Agreement and supersedes all prior written or oral and all contemporaneous oral agreements, understandings and negotiations with respect to the subject matter hereof. This Agreement may be executed in two or more counterparts, each one of which shall be an original, with the same effect as if the signatures thereto and hereto were upon the same instrument. This Agreement may not be amended or modified unless in writing by all of the parties hereto, and no condition herein (express or implied) may be waived unless waived in writing by each party whom the condition is meant to benefit. The Section headings herein are for the convenience of the parties only and shall not affect the construction or interpretation of this Agreement.

Each of the parties hereto acknowledges that it is a sophisticated business person who was adequately represented by counsel during negotiations regarding the provisions hereof, including, without limitation, the indemnification provisions of Section 7 and the contribution provisions of Section 8, and is fully informed regarding said provisions. Each of the parties hereto further acknowledges that the provisions of Sections 7 and 8 hereto fairly allocate the risks in light of the ability of the parties to investigate the Company, its affairs and its business in order to assure that adequate disclosure has been made in the Registration Statement, any preliminary prospectus and the Prospectus (and any amendments and supplements thereto), as required by the Securities Act and the Exchange Act.

[Signature Pages Follow]

If the foregoing is in accordance with your understanding of our agreement, kindly sign and return to the Company the enclosed copies hereof, whereupon this instrument, along with all counterparts hereof, shall become a binding agreement in accordance with its terms.

Very truly yours,

BOYD GAMING CORPORATION

By:	/s/ Paul J. Chakmak
Name: Paul J. Chakmak
Title: Senior Vice President-Finance and Treasurer

The foregoing Underwriting Agreement is hereby confirmed and accepted by the Representatives as of the date first above written.

BANC OF AMERICA SECURITIES LLC

DEUTSCHE BANK SECURITIES INC.

Acting as Representatives of the

several Underwriters named in

the attached Schedule A.

By: Banc of America Securities LLC

By:	/s/ R. Sean Snipes
Name: R. Sean Snipes
Title: Managing Director

S-1

By: Deutsche Bank Securities Inc.

By: /s/    A. DREW GOLDMAN

Name: A. Drew Goldman

Title: Managing Director

By: /s/    RICHARD GRELLIER

Name: Richard Grellier

Title: Director

S-2

SCHEDULE A

Underwriters	Aggregate Principal Amount of Notes to be Purchased

Banc of America Securities LLC	$77,500,000

Deutsche Bank Securities Inc.	77,500,000

Lehman Brothers Inc.	25,000,000

Wachovia Capital Markets, LLC.	25,000,000

Bear, Stearns & Co. Inc.	12,500,000

CIBC World Markets Corp.	12,500,000

Calyon Securities (USA) Inc.	5,000,000

Commerzbank Capital Markets Corp.	5,000,000

J.P. Morgan Securities Inc.	5,000,000

Wells Fargo Securities, LLC	5,000,000

Total	$250,000,000

Schedule A-1

SCHEDULE B

ISSUER FREE WRITING PROSPECTUSES

The Pricing Sheet Supplement, dated as of January 25, 2006 and filed with the Securities and Exchange Commission pursuant to Rule 433.

Schedule B-1

SCHEDULE C

SIGNIFICANT SUBSIDIARIES OF THE COMPANY

California Hotel and Casino

d.b.a. California Hotel and Casino

d.b.a. Sam’s Town Hotel, Gambling Hall and Bowling Center

(State of Incorporation or Organization) Nevada

Par-A-Dice Gaming Corporation

d.b.a. Par-A-Dice Hotel Casino

(State of Incorporation or Organization) Illinois

Blue Chip Casino, LLC.

d.b.a. Blue Chip Casino

(State of Incorporation or Organization) Indiana

Boyd Atlantic City, Inc.

(State of Incorporation or Organization) New Jersey

California Hotel Finance Co.

(State of Incorporation or Organization) Nevada

Coast Casinos, Inc.

(State of Incorporation or Organization) Nevada

Coast Hotels and Casinos, Inc.

d.b.a. Barbary Coast Hotel and Casino

d.b.a. Gold Coast Hotel and Casino

d.b.a. The Orleans Hotel and Casino

d.b.a. Suncoast Hotel and Casino

d.b.a. South Coast Hotel and Casino

(State of Incorporation or Organization) Nevada

Schedule C-1

EXHIBIT A

OPINION OF MORRISON & FOERSTER LLP

(i) each of the Company and its Significant Subsidiaries has been duly organized and is validly existing and in good standing under the laws of the state of its organization, with full corporate power and authority to own its properties and conduct its business as described in the Prospectus, and is duly qualified to do business and is in good standing under the laws of each jurisdiction which requires such qualification wherein it owns or leases material properties or conducts material business (except in those jurisdictions in which the failure to be so qualified or in good standing would not have a material adverse effect on the business or financial condition of the Company and its subsidiaries, taken as a whole);

(ii) all the outstanding shares of capital stock, membership interests or partnership interests, as applicable, of each of the Company’s Significant Subsidiaries are owned by the Company, either directly or through wholly-owned subsidiaries, free and clear of any perfected security interest and, to the knowledge of such counsel, any other security interests, claims, liens or encumbrances;

(iii) the Notes conform to the descriptions thereof contained under the heading “Description of Notes” in the Prospectus in all material respects, and the statements in the Prospectus under the heading “Description of Notes” fairly summarize the matters described therein;

(iv) the Indenture (including the Supplemental Indenture) has been duly authorized, executed and delivered by the Company, and constitutes a legal, valid and binding instrument enforceable against the Company in accordance with its terms (subject, as to enforcement of remedies, to applicable bankruptcy, reorganization, insolvency, moratorium or other laws affecting creditors, rights generally from time to time in effect and to equitable principles which may limit the right to obtain the remedy of specific performance or other injunctive relief, and except to the extent the waiver contained in Section 4.05 of the Indenture may be deemed unenforceable);

(v) the Notes, when executed and authenticated in accordance with the provisions of the Indenture and delivered to and paid for by the Underwriters pursuant to the Underwriting Agreement, will constitute legal, valid and binding obligations of the Company entitled to the benefits of the Indenture and enforceable against the Company in accordance with their terms (subject, as to enforcement of remedies, to applicable bankruptcy, reorganization, insolvency, moratorium or other laws affecting creditors, rights generally from time to time in effect and to equitable principles which may limit the right to obtain the remedy of specific performance or other injunctive relief, and except to the extent the waiver contained in Section 4.05 of the Indenture may be deemed unenforceable);

(vi) to the knowledge of such counsel, there is no pending or threatened action, suit or proceeding before any court or governmental agency, authority or body or any arbitrator involving the Company or any of its subsidiaries of a character required to be disclosed in the Prospectus which is not adequately disclosed therein;

(vii) the Underwriting Agreement has been duly authorized, executed and delivered by the Company;

(viii) no consent, approval, authorization, order or other action of any court or governmental agency or body is required for the consummation of the transactions contemplated in the Underwriting Agreement, except such as may be required under the Securities Act and the TIA and such as may be required under the blue sky laws of any jurisdiction in connection with the purchase and distribution of the Notes by the Underwriters and such other approvals (specified in such opinion) as have been obtained and such as may be required under the gaming laws of the States of Nevada, New Jersey, Mississippi, Louisiana, Illinois or Indiana;

(ix) none of the execution and delivery of the Indenture, the issue and sale of the Notes, nor the consummation of any other of the transactions contemplated in the Underwriting Agreement or in the section entitled “Use of Proceeds” in the Prospectus nor the fulfillment of the terms of the Underwriting Agreement will conflict with, result in a breach or violation of, or constitute a default under any law or the organizational documents of the Company or any of its Significant Subsidiaries or the terms of any indenture or credit agreement or the terms of any other material agreement or instrument identified to such counsel as material by an officer of the Company and to which the Company or any of its subsidiaries is a party or bound or any judgment, order or decree known to such counsel to be applicable to the Company or any of its subsidiaries of any court, regulatory body, administrative agency, governmental body or arbitrator having jurisdiction over the Company or any of its subsidiaries;

(x) the statements in the Prospectus under the heading “Material U.S. Federal Income Tax Considerations” fairly summarize the matters therein described;

(xi) the Registration Statement has become effective under the Securities Act. To such counsel’s knowledge, no stop order suspending the effectiveness of the Registration Statement has been issued, no proceedings for that purpose have been instituted or are pending or threatened under the Securities Act, and the Company has not received from the Commission any notice pursuant to Rule 401(g)(2) of the Securities Act objecting to use of the automatic shelf registration statement form. Any required filing of the Prospectus (including any prospectus supplement) pursuant to Rule 424 under the Securities Act has been made in accordance with Rule 424 and 430B under the Securities Act.

(xii) the Registration Statement, as of the effective date thereof, and the Prospectus, as of its date, appeared on their face to comply as to form in all material respects with the requirements of the Securities Act and the rules and regulations of the Commission thereunder (except as to (a) the financial statements (including the notes thereto), supporting schedules and other financial information included or incorporated by reference in the Registration Statement and the Prospectus, or any amendments or supplements thereto, and (b) that part of the Registration Statement or any such amendments thereto which constitutes the Statement of Eligibility and Qualification of the Trustee on Form T-1 under the Exchange Act, as to which we express no opinion);

(xiii) to such counsel’s knowledge, there are no contracts or documents of a character required to be described in the Registration Statement or Prospectus or the Incorporated Documents or to be filed as exhibits to the Registration Statement that are not described or filed;

(xiv) the Indenture complies as to form in all material respects with the requirements of the TIA, and the rules and regulations of the Commission applicable to an indenture which is qualified thereunder; and

(xv) the Company is not and, after giving effect to the offering and sale of the Notes and the application of the net proceeds thereof as described in the Prospectus, will not be, an “investment company” as such term is defined in the Investment Company Act of 1940, as amended.

In addition, such counsel shall state that they have participated in conferences with representatives of the Underwriters, representatives of the Company and representatives of the accountants of the Company concerning the Registration Statement and the Prospectus, and have considered the matters required to be stated therein and the statements contained therein, although they have not independently verified the accuracy, completeness or fairness of such statements, except for such statements pertaining to their opinion set forth above in paragraph (iii) (relating to statements under the heading “Description of Notes” in the Registration Statement and the Prospectus) and paragraph (x). Based upon and subject to the foregoing, nothing has come to their attention that leads them to believe that: (i) the Registration Statement and any amendments thereto, at the time the Registration Statement or such amendments became effective, contained an untrue statement of a material fact or omitted to state a material fact required to be stated therein or necessary to make the statements therein not misleading; (ii) the Prospectus as of its date or at the Closing Date, contained an untrue statement of a material fact or omitted to state a material fact required to be stated therein or necessary in order to make the statements therein, in the light of the circumstances under which they were made, not misleading; or (iii) the documents specified in Schedule        hereof, consisting of those included in the Disclosure Package taken as a whole, as of the Initial Sale Time, contained an untrue statement of a material fact or omitted to state a material fact necessary in order to make the statements therein, in the light of circumstances under which they were made, not misleading (it being understood that such counsel is not requested to and need not make any comment pursuant to this paragraph with respect to (a) the financial statements (including the notes thereto), supporting schedules and other financial information included or incorporated by reference in the Registration Statement, the Prospectus, the Disclosure Package or any amendments or supplements thereto, and (b) that part of the Registration Statement or any such amendments thereto which constitutes the Statement of Eligibility and Qualification of the Trustee on Form T-1 under the Exchange Act).

In rendering such opinion, such counsel may rely (A) as to matters involving the application of laws of any jurisdiction other than the States of California and New York or the United States, to the extent they deem proper and specified in such opinion, upon the opinion of other counsel of good standing whom they believe to be reliable and who are reasonably satisfactory to counsel for the Underwriters and (B) as to matters of fact, to the extent they deem proper, on certificates of responsible officers of the Company and public officials. References to the Prospectus in this paragraph include any supplements thereto at the Closing Date.

EXHIBIT B

OPINION OF NEVADA COUNSEL

(i) each of the Company and its Significant Subsidiaries organized under the laws of the State of Nevada (the “Nevada Subsidiaries”) has been duly organized and is validly existing and in good standing under the laws of the State of Nevada, with full power and authority to own its properties and conduct its business as described in the Prospectus, and is duly qualified to do business and is in good standing under the laws of Nevada;

(ii) all the outstanding shares of capital stock, membership interests or partnership interests, as applicable, of each of the Company’s Significant Subsidiaries and the Nevada Subsidiaries are owned by the Company, either directly or through wholly-owned subsidiaries, free and clear of any perfected security interest and, to the knowledge of such counsel, any other security interests, claims, liens or encumbrances;

(iii) each of the Underwriting Agreement and the Indenture (including the Supplemental Indenture) has been duly authorized, executed and delivered by the Company and constitutes a legal, valid and binding instrument enforceable against the Company in accordance with its terms, (i) subject, as to enforcement of remedies, to applicable bankruptcy, reorganization, insolvency, moratorium or other laws affecting creditors’ rights generally from time to time in effect and to equitable principles which may limit the right to obtain the remedy of specific performance or other injunctive relief, and (ii) except to the extent the waiver contained in Section 4.05 of the Indenture may be deemed unenforceable, and (iii) except to the extent that the enforceability of indemnification and contribution provisions may be limited by federal and state securities laws or public policy;

(iv) the Notes have been duly authorized and, when the Notes are executed and authenticated in accordance with the provisions of the Indenture and delivered to and paid for by the Underwriters pursuant to the Underwriting Agreement, will constitute legal, valid and binding obligations of the Company entitled to the benefits of the Indenture and enforceable against the Company in accordance with their terms (subject, as to enforcement of remedies, to applicable bankruptcy, reorganization, insolvency, moratorium or other laws affecting creditors, rights generally from time to time in effect and to equitable principles which may limit the right to obtain the remedy of specific performance or other injunctive relief, and except to the extent the waiver contained in Section 4.05 of the Indenture may be deemed unenforceable);

(v) none of the execution and delivery of the Indenture (including the Supplemental Indenture), the issue and sale of the Notes, nor the consummation of any other of the transactions contemplated by the Underwriting Agreement nor the fulfillment of the terms hereof will conflict with, result in a breach or violation of, or constitute a default under any law or the charter or bylaws of the Company or the corporate Nevada Subsidiaries or the charter or operating agreement of the limited liability company Nevada Subsidiaries or any judgment, order or decree known to such counsel to be applicable to the Company or the Nevada Subsidiaries of any court, regulatory body, administrative agency, governmental body or arbitrator having jurisdiction over the Company or the Nevada Subsidiaries;

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(vii) the information contained in the prospectus supplement under the caption “Risk Factors—Risks Related to Boyd Gaming and the Gaming Industry,” “Description of Notes—Mandatory Disposition or Redemption Pursuant to Gaming Laws,” and “Governmental Gaming Regulation—Nevada,” to the extent that such information constitutes matters of Nevada law or legal conclusions thereunder, has been reviewed by such counsel and fairly summarizes the matters therein described in all material respects; and

(viii) other than those arising under state securities laws, no authorization, approval, consent or order of any Nevada court or governmental authority or agency (including the Nevada Gaming Commission, the Nevada State Gaming Control Board and the Clark County Liquor and Gaming Licensing Board and any other gaming or similar governmental or regulatory authority of the State of Nevada or any political subdivision thereof) is required in connection with the offering, issuance or sale of the Notes to the Underwriters, except such as have been obtained and are in full force and effect at the Closing Date.

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EXHIBIT C

OPINION OF MISSISSIPPI COUNSEL

(i) each of the Company’s Significant Subsidiaries organized under the laws of the State of Mississippi (the “Mississippi Subsidiaries”) has been duly organized and is validly existing and in good standing under the laws of the State of Mississippi, with full corporate power and authority to own its properties and conduct its business as described in the Prospectus;

(ii) all outstanding shares of capital stock of the corporate Mississippi Subsidiaries and all outstanding ownership units of the limited liability company Mississippi Subsidiaries are owned by the Company, either directly or through wholly-owned subsidiaries;

(iii) none of the execution and delivery of the Indenture (including the Supplemental Indenture), the issue and sale of the Notes, nor the consummation of any other of the transactions contemplated by the Underwriting Agreement nor the fulfillment of the terms hereof will conflict with, result in a breach or violation of, or constitute a default under any law or any judgment, order or decree known to such counsel to be applicable to the Mississippi Subsidiaries of any court, regulatory body, administrative agency, governmental body or arbitrator in the State of Mississippi having jurisdiction over the Mississippi Subsidiaries;

(iv) the information contained in the prospectus supplement under the caption “Risk Factors—Risks Related to Boyd Gaming and the Gaming Industry,” “Description of Notes—Mandatory Disposition or Redemption Pursuant to Gaming Laws,” and “Governmental Gaming Regulation—Mississippi,” to the extent that such information constitutes matters of Mississippi law or legal conclusions thereunder, has been reviewed by such counsel and fairly summarizes the matters therein described in all material respects; and

(v) other than those arising under state securities laws, no authorization, approval, consent or order of any Mississippi court or the Mississippi Gaming Commission or any other gaming or other governmental or regulatory authority of the State of Mississippi or any other agency department or regulatory body having jurisdiction over gaming in the State of Mississippi is required in connection with the offering, issuance or sale of the Notes to the Underwriters except (i) such as have been obtained and are in full force and effect at the Closing Date and (ii) for the filing of a post-closing loan report with the Mississippi Gaming Commission pursuant to MGC Reg. II., I., Section 11.

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EXHIBIT D

OPINION OF INDIANA COUNSEL

(i) each of the Company’s Significant Subsidiaries organized under the laws of the State of Indiana (the “Indiana Subsidiaries”) has been duly incorporated, if a corporation, or duly organized, if a limited liability company, and is validly existing and in good standing under the laws of the State of Indiana with full corporate or limited liability company (as the case may be) power and authority to own its properties and conduct its business as described in the Prospectus, and is duly qualified to do business under the laws of Indiana;

(ii) all outstanding shares of capital stock of the corporate Indiana Subsidiaries and all outstanding ownership units of the limited liability company Indiana Subsidiaries are owned by the Company, either directly or through wholly-owned subsidiaries;

(iii) none of the execution and delivery of the Indenture (including the Supplemental Indenture), the issue and sale of the Notes, nor the consummation of any other of the transactions contemplated by the Underwriting Agreement nor the fulfillment of the terms hereof will conflict with, result in a breach or violation of, or constitute a default under any statutes, laws or applicable regulations of the State of Indiana governing riverboat casino gambling or the charter or bylaws of the corporate Indiana Subsidiaries or the charter or operating agreement of the limited liability company Indiana Subsidiaries or any judgment, order or decree known to such counsel to be applicable to the Indiana Subsidiaries of any court, regulatory body, administrative agency, governmental body or arbitrator having jurisdiction over the Indiana Subsidiaries;

(iv) the information contained in the prospectus supplement under the caption “Risk Factors—Risks Related to Boyd Gaming and the Gaming Industry,” “Description of Notes—Mandatory Disposition or Redemption Pursuant to Gaming Laws,” and “Governmental Gaming Regulation—Indiana,” to the extent that such information constitutes matters of Indiana law or legal conclusions thereunder, has been reviewed by such counsel and fairly summarizes the matters therein described in all material respects; and

(v) other than those arising under state securities laws, no authorization, approval, consent or order of any Indiana court or governmental authority or agency (including the Indiana Gaming Commission and any other gaming or similar governmental or regulatory authority of the State of Indiana or any political subdivision thereof) is required in connection with the offering, issuance or sale of the Notes to the Underwriters, except such as have been obtained and are in full force and effect at the Closing Date.

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EXHIBIT E

OPINION OF LOUISIANA COUNSEL

(i) each of the Company’s Significant Subsidiaries organized under the laws of the State of Louisiana (the “Louisiana Subsidiaries”) has been duly organized and, according to certificates issued by the Louisiana Secretary of State, is validly existing and in good standing under the laws of the State of Louisiana, with full power and authority to own its properties and conduct its business as described in the Prospectus, and is duly qualified to do business in Louisiana;

(ii) all outstanding shares of capital stock of the corporate Louisiana Subsidiaries and all membership interests of the limited liability company Louisiana Subsidiaries are owned by the Company, either directly or through wholly-owned subsidiaries, free and clear of any perfected security interest and, to the knowledge of such counsel, any other security interests, claims, liens or encumbrances;

(iii) none of the execution and delivery of the Indenture (including the Supplemental Indenture), the issue and sale of the Notes, nor the consummation of any other of the transactions contemplated by the Underwriting Agreement nor the fulfillment of the terms hereof will conflict with, result in a breach or violation of, or constitute a default under any law or the charter or bylaws of the corporate Louisiana Subsidiaries or the articles of organization or the operating agreements of the limited liability company Louisiana Subsidiaries or any judgment, order or decree known to such counsel to be applicable to the Louisiana Subsidiaries of any court, regulatory body, administrative agency, governmental body or arbitrator having jurisdiction over the Louisiana Subsidiaries;

(iv) the information contained in the prospectus supplement under the caption “Risk Factors—Risks Related to Boyd Gaming and the Gaming Industry,” “Description of Notes—Mandatory Disposition or Redemption Pursuant to Gaming Laws,” and “Business—Governmental Gaming Regulation—Louisiana,” to the extent that such information constitutes matters of Louisiana law or legal conclusions thereunder, has been reviewed by such counsel and fairly summarizes the matters therein described in all material respects; and

(v) other than those arising under securities laws, no authorization, approval, consent or order of any Louisiana court or governmental authority or agency (including the Louisiana Gaming Control Board and any other gaming or similar governmental or regulatory authority of the State of Louisiana or any political subdivision thereof) is required in connection with the offering, issuance or sale of the Notes to the Underwriters except such as have been obtained and are in full force and effect at the Closing Date.

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EXHIBIT F

OPINION OF ILLINOIS COUNSEL

(i) each of the Company’s Significant Subsidiaries organized under the laws of the State of Illinois (the “Illinois Subsidiaries”) has been duly organized and is validly existing in good standing under the laws of the State of Illinois, with full corporate power and authority to own its properties and conduct its business as described in the Prospectus, and is duly qualified to do business under the laws of Illinois;

(ii) all outstanding shares of capital stock of the Illinois Subsidiaries are owned by the Company, either directly or through wholly-owned subsidiaries, free and clear of any perfected security interest and, to the knowledge of such counsel, any other security interests, claims, liens or encumbrances;

(iii) none of the execution and delivery of the Indenture (including the Supplemental Indenture), the issue and sale of the Notes, nor the consummation of any other of the transactions contemplated by the Underwriting Agreement nor the fulfillment of the terms hereof will conflict with, result in a breach or violation of, or constitute a default under any statutes, laws and applicable regulations of the State of Illinois governing riverboat casino gambling or the charter or bylaws of the Illinois Subsidiaries or any judgment, order or decree known to such counsel to be applicable to the Illinois Subsidiaries of any court, regulatory body, administrative agency, governmental body or arbitrator having jurisdiction over the Illinois Subsidiaries or gaming regulatory matters;

(iv) the information contained in the prospectus supplement under the caption “Risk Factors—Risks Related to Boyd Gaming and the Gaming Industry,” “Description of Notes—Mandatory Disposition or Redemption Pursuant to Gaming Laws,” and “Governmental Gaming Regulation—Illinois,” to the extent that such information constitutes matters of Illinois law or legal conclusions thereunder, has been reviewed by such counsel and fairly summarizes the matters therein described in all material respects; and

(v) other than those arising under state securities laws, no authorization, approval, consent or order of any Illinois court or governmental authority or agency (including the Illinois Gaming Board and any other gaming or similar governmental or regulatory authority of the State of Illinois or any political subdivision thereof) is required in connection with the offering, issuance or sale of the Notes to the Underwriters except such as have been obtained and are in full force and effect at the Closing Date.

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EXHIBIT G

OPINION OF NEW JERSEY COUNSEL

(i) each of (a) the Company’s Significant Subsidiaries organized under the State of New Jersey (the “New Jersey Subsidiaries”), (b) Marina District Development Company, LLC and (c) Marina District Development Holding Co., LLC, has been duly organized and is validly existing and in good standing under the laws of the State of New Jersey, with full corporate or limited liability company power and authority to own its properties and conduct its business as described in the Prospectus, and is duly qualified to do business under the laws of New Jersey;

(ii) all outstanding shares of capital stock of the New Jersey Subsidiaries are owned by the Company, either directly or through wholly-owned subsidiaries, free and clear of any perfected security interest and, to the knowledge of such counsel, any other security interests, claims, liens or encumbrances;

(iii) none of the execution and delivery of the Indenture (including the Supplemental Indenture), the issue and sale of the Notes, nor the consummation of any other of the transactions contemplated by the Underwriting Agreement nor the fulfillment of the terms hereof will conflict with, result in a breach or violation of, or constitute a default under any law or the charter or bylaws of the New Jersey Subsidiaries or any judgment, order or decree known to such counsel to be applicable to the New Jersey Subsidiaries of any court, regulatory body, administrative agency, governmental body or arbitrator having jurisdiction over the New Jersey Subsidiaries;

(iv) the information contained in the prospectus supplement under the caption “Risk Factors—Risks Related to Boyd Gaming and the Gaming Industry,” “Description of Notes—Mandatory Disposition or Redemption Pursuant to Gaming Laws,” and “Governmental Gaming Regulation—New Jersey,” to the extent that such information constitutes matters of New Jersey law or legal conclusions thereunder, has been reviewed by such counsel and fairly summarizes the matters therein described in all material respects; and

(v) other than those arising under state securities laws, no authorization, approval, consent or order of any New Jersey court or governmental authority or agency (including the New Jersey Casino Control Commission and any other gaming or similar governmental or regulatory authority of the State of New Jersey or any political subdivision thereof) is required in connection with the offering, issuance or sale of the Notes to the Underwriters except such as have been obtained and are in full force and effect at the Closing Date.

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